                                                                   Exhibit 10.36

                           THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE ("Amendment") is entered into as of the 28 day of June, 2000, by and between RREEF AMERICA REIT II CORP. E, a Maryland corporation ("Landlord"), and ASTROPOWER, INC., a Delaware corporation ("Tenant").

     1.   Recitals. This Amendment is made with reference to the following facts
          --------
and objectives:

          (a) Liberty Property Limited Partnership ("Liberty") leased to Tenant, and Tenant rented from Liberty, certain premises consisting of approximately 60,300 square feet, Suite 3 ("Original Premises"), in the building commonly known as 231 Lake Drive, Newark, Delaware (the "Building"), pursuant to Lease Agreement dated June 19, 1998, as amended by First Amendment to Lease Agreement dated January 26, 1999 (the "First Amendment") and Second Amendment to Lease Agreement dated June 30, 1999 ("Second Amendment"; said Lease and First and Second Amendments, as amended hereby, collectively, the "Lease").

          (b) The Premises was increased to a total of 80,400 square feet pursuant to the First Amendment, by adding the 20,100 square foot ("Additional Space") to the Original Premises.

          (c) Landlord acquired the Building by purchase on April 15, 1999 from Liberty and, in connection therewith, was assigned all of Liberty's interest in the Lease.

          (d) Landlord and Tenant entered into the Second Amendment in order to clarify the term and rent schedule of the Lease as amended by the First Amendment.

          (e) Landlord and Tenant now desire to again amend the Lease to provide for the further expansion of the Premises and further extension of the Term.

          (f) All terms defined in the Lease retain their meaning herein, unless specified herein to the contrary.

          (g) Now, therefore, in consideration of the premises herein contained and the detriments to be suffered by each of the parties, the parties hereby agree as follows:

     2.   Second Additional Space. The "Second Additional Commencement Date," as
          -----------------------
used herein, is the date that Landlord delivers possession of the Second Additional Space (defined below) to Tenant. Effective as of the Second Additional Space Commencement Date, the Premises subject to the Lease shall be expanded to include the "Second Additional Space." The "Second Additional Space" consists of a portion of additional space in the Building totaling approximately 50,400 rentable square feet, as approximately depicted on Exhibit A attached
                                                          ---------
hereto, currently occupied by MAB. Accordingly, as of the Second Additional
Space

                                                               /S/ AMB
                                                                   Initials

Commencement Date, the Premises shall consist of the Original Premises, plus the Additional Space plus the Second Additional Space, totaling approximately 130,800 rentable square feet. The Second Additional Space shall be a part of the Premises for all purposes of the Lease, except as specifically provided herein to the contrary.

          3.  Proportionate Share: Operation of Property and Payment of Property
              ------------------------------------------------------------------
Expenses.  Effective as of the Second Additional Space Commencement Date,
--------
Tenant's Proportionate Share under Section 1(e) of the Lease shall be One Hundred Percent (100%). Accordingly, as of the Second Additional Space Commencement Date, Tenant shall be responsible for 100% of all Annual Operating Expenses, Impositions, insurance costs and all other amounts payable by Tenant under Section 7 of the Lease.

          4.  "As Is." The Second Additional Space will be delivered on an "AS
               -----
IS" basis. Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, either in the Original Premises, the Additional Space or in the Second Additional Space. Except for Landlord's obligations under Exhibit B hereto, Tenant acknowledges and agrees that all construction obligations of Landlord under the Lease required as of the date hereof, including, without limitation, payment of any tenant improvement allowances, have been performed in full and accepted.

          5.  Tenant Improvements and Allowance. See Exhibit B.
              ---------------------------------      ---------

          6.  Extension. The Lease Term is hereby extended for an additional one
              ---------
(1) year and three (3) months. Accordingly, the Expiration Date will be September 30, 2010.

          7.  Annual Rent and Monthly Installment. Commencing as of the Second
              -----------------------------------
Additional Space Commencement Date ("SASCD" in the chart below), the Annual Rent and Monthly Installment of Rent payable for the Extension Term pursuant to
Article 3 of the Lease shall be in the following amounts (with rent for any partial month to be prorated accordingly):

-----------------------------------------------------------------------------------------------------------
         Period           Rentable Square          Rent           Annual Rent        Monthly Installment
                              Footage        Per Square Foot                               of Rent
-----------------------------------------------------------------------------------------------------------
 SASCD-05/31/2001             130,800             $4.65           $608,220.00            $50,685.00
-----------------------------------------------------------------------------------------------------------
 06/01/2001-05/31/2002        130,800             $4.75           $621,300.00            $51,775.00
-----------------------------------------------------------------------------------------------------------
 06/01/2002-05/31/2003        130,800             $4.85           $634,380.00            $52,865.00
-----------------------------------------------------------------------------------------------------------
 06/01/2003-05/31/2004        130,800             $4.95           $647,460.00            $53,955.00
-----------------------------------------------------------------------------------------------------------
 06/01/2004-05/31/2005        130,800             $5.00           $654,000.00            $54,500.00
-----------------------------------------------------------------------------------------------------------
 06/01/2005-05/31/2006        130,800             $5.05           $660,540.00            $55,045.00
-----------------------------------------------------------------------------------------------------------
 06/01/2006-05/31/2007        130,800             $5.15           $673,620.00            $56,135.00
-----------------------------------------------------------------------------------------------------------
 06/01/2007-05/31/2008        130,800             $5.20           $680,160.00            $56,680.00
-----------------------------------------------------------------------------------------------------------
 06/01/2008-05/31/2009        130,800             $5.25           $686,700.00            $57,225.00
-----------------------------------------------------------------------------------------------------------
 06/01/2009-05/31/2010        130,800             $5.25           $686,700.00            $57,225.00
-----------------------------------------------------------------------------------------------------------
 06/01/2010-09/30/2010        130,800             $5.25           $686,700.00            $57,225.00
-----------------------------------------------------------------------------------------------------------

                                                                 /s/ AMB
                                                                     Initial

     8. Letter of Credit/Security Deposit. Reference is made to Paragraph 30 of the Rider to the Lease. Pursuant to that paragraph, the amount of Letter of Credit held by Landlord for security is to be reduced from time to time. Effective immediately, said Paragraph 30 is amended by deleting everything after the first full paragraph and substituting the following therefor:

     Provided Tenant is not then and has not been in default under the lease, the amount of the Letter of Credit shall be reduced to the following amounts at the indicated times:

          Upon payment of the monthly installment of Rent due for the month of June, 2001 -- $157,891.00.

          Upon payment of the monthly installment of Rent due for the month of June, 2002 -- $141,487.00.

          Upon payment of the monthly installment of Rent due for the month of June, 2003 -- $123,367.00.

          Upon payment of the monthly installment of Rent due for the month of June, 2004 -- $112,270.00.

          The Letter of Credit amount shall not be reduced further, and said Letter of Credit in the amount of $112,270.00 must remain effective, or be continually renewed, for the remainder of the Term of the Lease as extended hereby.

     9.   Commissions. Each of the parties represents and warrants that it has
          -----------
not dealt with any broker or finder in connection with this Amendment, other than McConnell Development (the "Broker"). Landlord hereby agrees to pay the fees and commissions of the Broker pursuant to separate agreement.

     10.  Right of First Offer. In the event Landlord shall, at any time during
          --------------------
the Term hereof from and after the Second Additional Space Commencement Date, elect to place the Building on the market for sale, Tenant shall have a right of first offer to purchase the Building on the following terms and conditions:

          (a) Landlord shall first offer the right to purchase the Building to Tenant on such terms and conditions as Landlord shall then find acceptable.

          (b) Landlord shall give Tenant written notice of the terms and conditions applicable to the sale of the Building and Tenant shall have ten (10) business days from receipt of such written notice to inform Landlord, in writing, of acceptance of the terms and conditions for such sale as stated in Landlord's written notice to Tenant. If Tenant shall accept such terms and conditions, the parties shall forthwith enter into escrow for consummation of the sale pursuant to such terms and conditions. Close of escrow is to be on a date determined by the

                                                               /s/ AMB
                                                                   Initials
parties, but in no event later than thirty (30) days after Tenant's notice of acceptance. Tenant shall deposit into escrow, not later than two (2) business days after Tenant's notice of acceptance, an earnest money deposit in the amount of ten percent (10%) of the purchase price. If Tenant fails to timely close on the purchase of the Building (time being of the essence hereof) for any reason other than the default of Landlord, the earnest money deposit shall be forfeited to Landlord as liquidated damages and Tenant's right to purchase the Building shall forever terminate. The following additional provisions shall apply to Tenant's purchase of the Building:

                    (i) Deed. If Tenant exercises its Right of First Offer Landlord shall convey title to the Building to Tenant by good and sufficient special warranty deed, warranting title to be free and clear of all liens, charges and encumbrances, clouds and defects, except for restrictions, reservations, limitations, easements and conditions of record; zoning ordinances and taxes and assessments, both general and special, which are a lien but not due and payable; matters of survey; and other liens and encumbrances created, assumed or suffered by Tenant (the foregoing, "Permitted Exceptions"). The deed shall be deposited into escrow with the Escrow Agent on or before the closing date. A copy of the deed shall be submitted to Tenant's counsel for approval before it is deposited into escrow.

                    (ii) Preliminary title report. As soon as Tenant notifies Landlord that this Right of First Offer is exercised, it shall order from a Title Company of its choice, authorized to issue title insurance in the State of Delaware, a preliminary title report in the form of a commitment to issue a title insurance policy in the amount of the purchase price, insuring good and marketable title to Tenant, subject only to the Permitted Exceptions and the general exceptions applicable to such policy, with instructions to deliver a copy of the report to Landlord. Within seven days after Tenant receives the title report, it shall notify Landlord and the Title Company of all restrictions, reservations, limitations, easements, fens, and conditions of record other than Permitted Exceptions (collectively, "title defects") disclosed in the title report which are objectionable to Tenant. If Tenant so notifies Landlord, Landlord shall have until the closing date to cure or remove such title defects. If Tenant does not notify Landlord, Tenant shall be deemed to have waived the title defects and such defects shall be set forth as exceptions to be contained in the deed and the title insurance policy.

                    (iii) Closing of title. Ten days prior to the closing date, the Escrow Agent shall notify parties whether the Title Company will issue the title insurance policy required under this Agreement. If the Escrow Agent notifies the parties that:

                           (1)  The Title Company will issue such policy of
title insurance, this transaction shall be consummated in accordance with the terms and provisions of this Agreement; or

                           (2)  The Title Company will not issue such policy of
title insurance, and if Landlord does not forthwith cure the title defects that the Escrow Agent recites as preventing such issuance in the form required, or Tenant does not waive the defects, this

                                                                 /s/ AMB
                                                                     Initials
transaction shall be postponed for a reasonable period of time not to exceed 30 days until Landlord removes the title defects. If Landlord is unable or refuses to do so, this transaction shall be cancelled, the full amount of the consideration deposited with the Escrow Agent, shall be promptly refunded to Tenant, and the documents deposited into escrow shall be returned to Landlord. The parties shall be fully released from any liability hereunder except that Landlord shall pay the cost of the escrow and the charges of the Title Company.

                      (3) If Tenant waives the title defects preventing such issuance by so notifying the Title Company and the Escrow Agent, or if the Landlord cures the defects within the permitted time, the parties' obligations hereunder shall not be affected by reason of such waiver or cure, the purchase price shall not be abated or reduced, and this transaction shall be consummated in accordance with the terms and conditions hereof. However, any title defects waived by Tenant shall nevertheless be set forth as exceptions in the deeds and in the title guaranty policy or title insurance, whichever applies.

               (iv) Apportionments and Other Adjustments. Rent and expense items paid by Landlord and reimbursed by Tenant, and reimbursement amounts attributable thereto, shall be apportioned as of midnight of the day before the day of Closing. Otherwise, since Tenant is responsible for all expenses of the property, there shall be no other prorations.

               (v) Charges to Landlord and Tenant. Landlord shall bear one-half (1/2) of the transfer tax, and the cost of any brokerage commission payable in connection with the transaction, engaged by or claiming through Landlord. Unless specified otherwise in the agreed terms and conditions of sale, Tenant shall bear any and all other costs of closing, including, without limitation:
(1) one-half (1/2) of any transfer tax; (2) the cost of any brokerage commission payable in connection with the transaction, engaged by or claiming through Tenant; (3) all escrow fees; (4) the cost of filing the deed for record; and (5) all costs of survey and title insurance. Each party shall bear its own attorneys' fees.

          (c) In the event Tenant shall decline to purchase the Building on the terms and conditions stated in Landlord's written notice or shall fail to respond thereto within the required 10 business day period, Landlord shall then have the right to enter into a written agreement with any third party purchaser for the sale of the Building on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion. However, if, during the one-year period following the expiration of such 10 business day period, Landlord proposes to accept a purchase price which is less than 85% of the price set forth in Landlord's original notice to Tenant, Landlord must then offer to sell the Building to Tenant at such price by delivering a notice and following the procedures of paragraph 10(b) above. After the expiration of the one-year period, if the Building has not been sold, Tenant shall again be entitled to a right of first offer, on all of the terms of this paragraph 10, before Landlord can sell the Building to a third party.

                                                            /s/ AMB
                                                                Initials

          (d) Notwithstanding anything in the foregoing to the contrary, Tenant's right to purchase under this paragraph 10 shall not apply to the sale or proposed sale by Landlord of the Building if the Building is packaged together with one or more additional properties. However, Tenant's right of first offer, if not then terminated, shall survive any such packaged or portfolio sale.

          (e) If the Building is sold to a third party after compliance with this paragraph 10, Tenant's right of first offer shall terminate and be forever void, and shall not be binding on such purchaser.

     11.  Contingency. The Second Additional Space is currently leased to MAB.
          -----------
The Landlord's obligation to deliver the Second Additional Space is conditioned upon Landlord's obtaining possession of such space from MAB. If Landlord determines that it will be unable to deliver the Second Additional Space, Landlord may cancel this Amendment immediately upon notice to Tenant, whereupon this Amendment shall be null and void and the Lease shall remain in full force and effect without reference to this Amendment. Notwithstanding the foregoing, if Landlord does not deliver the Second Additional Space by January 1, 2002, at any time thereafter before delivery Tenant may give Landlord notice of its intent to cancel this Amendment, and if Landlord does not deliver the Second Additional Space within thirty (30) days after receipt of such notice, this Amendment shall be cancelled, null and void and the Lease shall remain in full force and effect without reference to this Amendment.

             [The rest of this page is intentionally left blank.]


                                                               /s/ AMB
                                                                   Initials

          12.  Limitation of Landlord's Liability. Redress for any claim against
               ----------------------------------
Landlord under the Lease as amended hereby shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


LANDLORD:                                  TENANT:


RREEF AMERICA REIT                         ASTROPOWER, INC., a Delaware
Maryland corporation                       corporation

Dated:___________


By: RREEF Management Company, a
Delaware corporation


By: /s/ Barbara J. Gillentine              By: /s/ Thomas S. Stiner
   -----------------------------------        ----------------------------------
        Barbara J. Gillentine              Title: Senior VP & CFO
        Vice President -- Asset                  -------------------------------
        Management


Dated: June 28, 2000                       Dated: June 27, 2000
      -------------------------------            ------------------------------

                                   EXHIBIT A

                            SECOND ADDITIONAL SPACE


                                 [FLOOR PLAN]


                                                                   --------
                                                                    A M B
                                                                   --------
                                                                   Initials

                                   EXHIBIT B


                TENANT IMPROVEMENTS TO SECOND ADDITIONAL SPACE

1.   Delivery of Premises. Landlord shall deliver the Second Additional Space to
     --------------------
Tenant as and when provided for in this Amendment and subject to all of the terms and conditions thereof. The Premises shall be delivered "as is" with no additional improvements, repairs or alterations. Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in its existing condition and that Landlord shall have no obligation to construct any improvements therein.

2.   Plans and Specifications.
     ------------------------

     2.1 Tenant shall employ such consultants designated by Tenant from time to time, with the approval of Landlord, which shall not be unreasonably withheld or delayed ("Consultants") for preparation of the necessary architectural, mechanical and electrical plans, drawings and specifications pertaining to the construction work which Tenant intends to perform in each Phase of the Premises in connection with Tenant's initial occupancy thereof (the "Work"). Tenant, at its expense, shall furnish Landlord with architectural and design plans and specifications (the "Tenant's Plans") prepared first in preliminary form ("Preliminary Plans"), and thereafter in working form ("Working Drawings"), and covering the Work. Tenant shall pay all costs and expenses relating to Tenant's Plans.

     2.2 Upon submittal of any portion of Tenant's Plans, Landlord shall review Tenant's Plans and shall either approve Tenant's Plans or advise Tenant in writing of any aspect of the design, engineering, construction or installation which is not acceptable to Landlord. Landlord shall advise Tenant of its approval or comments on the Tenant's Plans within fifteen (15) business days after Landlord's receipt of the Tenant's Plans. In the event that Landlord shall disapprove of any portion of Tenant's Plans, Tenant shall have fifteen (15) business days after Landlord's notification of its disapproval to revise Tenant's Plans and resubmit them to Landlord. In the event Landlord fails to approve or disapprove Tenant's Plans or any changes thereto within the time period set forth above, and if such failure continues thereafter for five (5) business days after Landlord's receipt of notice from Tenant requesting action on Tenant's Plans, Tenant's Plans or the changes shall be deemed to be approved.

     2.3 After approval of Tenant's Plans or any portion thereof, Tenant shall not in any way modify, revise or change such Plans without the prior written consent of Landlord. If Landlord approves such request, the entire cost of such change, including the cost of revising Tenant's Plans or preparing new plans, shall be borne by Tenant.


                                                               /S/  A M B
                                                                   Initials

     2.4 Except for such matters, if any, as shall have been required by Landlord and not requested by Tenant, it shall be Tenant's responsibility that the Plans comply with all applicable governmental and municipal codes and regulations and to procure and deliver to Landlord upon request all such licenses, permits and approvals from all governmental authorities as are necessary to permit the Work to be commenced and continued to completion and the so constructed Premises to be occupied.

3.   Cost Estimates and Payment Protection: Allowance.
     ------------------------------------------------

     3.1 Prior to commencing any of the Work, Tenant shall submit to Landlord a written estimate of the cost of the Work, based upon competitive bids or a fixed-price contract (an "Estimate"). Landlord may require Tenant to deposit the amount of the Estimate in excess of the Maximum TI Allowance (defined below) with Landlord within five (5) days after Landlord's written request therefor. Such deposit shall be held as security for the payment of the costs of the Work, and shall be returned to Tenant, without interest, upon satisfactory completion of the Work, as set forth in Paragraph 5 below.

     3.2 At Landlord's option, the deposit provided for in Paragraph 3.1, together with the Maximum TI Allowance, may be disbursed through a construction escrow at a title insurance company selected by Landlord. Each disbursement of the proceeds of the escrow shall be subject to satisfaction of each of the following conditions as of the time of such disbursement (any final disbursement from the escrow will also be conditioned upon Tenant's satisfaction of its obligations under Paragraph 5 below):

          3.2.1 Landlord's reasonable satisfaction that the Work completed as of the date of such disbursement has an aggregate value at least equal to the aggregate amount of proceeds then to be disbursed plus the total amount thereof previously disbursed;

          3.2.2 Receipt by Landlord and the title insurer of sworn statements, waivers of lien and other documents and assurances pertaining to the Work sufficient to protect Landlord against mechanics' and other liens;

          3.2.3 Receipt of assurances satisfactory to Landlord that the amount remaining on deposit in the escrow after such disbursement is adequate to complete the remaining Work; and

          3.2.4 Tenant is then in full compliance with all the terms and provisions of the Lease and has not committed or suffered any act or omission which constitutes, or will constitute with the passage of time, an event of default of Tenant under the Lease or a breach by Tenant of any term or provision of this Agreement.

                                                               /S/  A M B
                                      B-2                          Initials

     3.3 Landlord shall be entitled to deduct any sums properly due Landlord from Tenant hereunder from the amounts held by Landlord or in escrow or from any other sums due to Tenant under the Lease, but in such event Landlord shall notify Tenant of such deduction and provide Tenant with appropriate information substantiating Landlord's claim.

     3.4 Provided the Lease is in full force and effect and Tenant is not in default thereunder, Landlord hereby agrees to pay to Tenant toward the cost of the Work an amount equal to the lesser of: (i) the actual cost of the Work; or
(ii) $39,060.00 (the "Maximum TI Allowance"). Such amount will be paid to Tenant either through the escrow provided for in Paragraph 3.2, or as a lump sum payment within thirty (30) days after satisfaction of all of the covenants of Paragraph 5 below.

4.   Contracts and Contractors for the Work. Tenant shall make all such
     --------------------------------------
contracts and arrangements as shall be necessary or desirable for the construction and installation of the Work. Tenant agrees to retain contractors, subcontractors and materialmen who are of good reputation and experienced in and favorably known for the construction of space comparable to the Premises in the metropolitan area where the Building is located and that are properly licensed for the work they are to perform. Tenant shall provide Landlord with a list of all contractors, subcontractors and materialmen to be utilized by or for Tenant with respect to the Work and provide true, correct and complete copies of all contracts relating to the Work. Such contractors, subcontractors, materialmen and contracts must be satisfactory to Landlord in Landlord's reasonable discretion, and shall not be employed or executed, as the case may be, without Landlord's written approval first obtained. Tenant and Tenant's contractors shall use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building (if any) and Tenant shall take promptly upon Landlord's demand all measures necessary to avoid labor unrest in the Premises and in the Building which is caused by Tenant or Tenant's contractors. At Landlord's option, Tenant shall cause all major contractors to procure performance bonds and shall provide Landlord with evidence thereof.

5.   Construction. Promptly upon Landlord's approval of the Plans, Tenant shall
     ------------
apply for, and supply to Landlord upon issuance, a building permit and any other required governmental permits, licenses or approvals. Upon issuance of such approvals, Tenant shall commence the Work and shall diligently prosecute the Work to completion. Tenant agrees to cause the Work to be constructed in a good and workmanlike manner using first-class quality materials, at its sole cost and expense in accordance with the provisions of the Lease. Tenant shall reimburse any costs incurred by Landlord in providing utilities, the use of the freight elevator, supervision or other services needed for the accomplishment of the Work to Landlord. Upon completion of the Work, Tenant shall provide to Landlord:
(i) an architect's certificate of final completion; (ii) copies of all necessary governmental permits, including, but not limited to, a certificate of occupancy;
(iii) the sworn statement of the general contractor; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof. Landlord shall have the right to observe the performance of the Work and Tenant shall take all such actions with respect thereto as Landlord may, in its good faith determination, deem advisable from time to time to assure that the Work and the manner of performance thereof shall not be injurious to the engineering and construction of the Building or the electrical, plumbing, heating, mechanical, ventilating or air-conditioning systems of the Building and shall be in accordance with the Plans and the provisions of this Lease.

6.   Tenant's Default. If Tenant shall fail to comply with any term,
     ----------------
provision or agreement hereunder, and if any such matter is not remedied or resolved within fifteen (15) days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any other remedies available at law or equity, Landlord may elect, upon notice to Tenant, to complete the construction of the Work pursuant to the Plans, and Tenant shall immediately upon demand reimburse Landlord, as additional rent, for Landlord's costs of completing the Work.

7.   Miscellaneous
     -------------

     7.1 All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

     7.2 This Exhibit B shall not be deemed applicable to any additional space added to the original Premises (but does apply to the entire Building, both Phase I and Phase II) at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

     7.3 Tenant shall, before commencing any of the Work, and for so long as any Work shall continue, comply with the insurance requirements in Schedule I.
                                                                   ----------
In the event Tenant fails to so comply, Landlord shall have the option, but not the obligation to procure the required insurance and charge Tenant the cost of such compliance as additional rent.

                                   SCHEDULE I
                                   ----------

                             INSURANCE REQUIREMENTS

     1. Tenant shall cause to be maintained for Landlord's benefit insurance in an insurance company or companies which are "A" rated, Class VII or better in Best's Key Rating Guide or such lesser standard as shall be acceptable to Landlord and authorized to transact business in the state in which the Building is located, protecting Landlord against liabilities arising out of the operations of subcontractors and sub-subcontractors as well as Tenant's contractor ("Contractor") with respect to all the Work, including at least and in amounts not less than:

          (a) Worker's Compensation & Employers Liability: Statutory limits required by applicable Worker's Compensation Law and $500,000 per occurrence for Employers Liability, without limitation including all liability arising under any applicable structural work act and any other statute for the protection of employees.

          (b) Commercial or Comprehensive Liability including Landlord's and Contractor's Protective, products, and completed operations coverage, contractual liability including Contractor's indemnity agreements contained in the Contract Documents, personal injury (employees" exclusion deleted) $5,000,000 per occurrence Bodily Injury and Property Damage, $5,000,000 combined single limit. Landlord may require deletion of the "x, c, u" exclusion, if applicable.

          (c) Comprehensive Auto Liability including owned, non-owned, or hired vehicles coverage: $1,000,000 per occurrence Bodily Injury and Property Damage Liability (Combined Single Limit).

          (d) Builder's Risk in an "all risk" form covering the Tenant Work against loss by fire and other casualty in an amount equal to the full insurable value of the Tenant Work.

     2. Contractor shall either have the Landlord added as an additional named insured to the preceding Commercial or Comprehensive General Liability insurance policy or shall supply a separate Landlord's Protective policy, with limits as specified, naming the Landlord as named insured, and said General Liability or Landlord's Protective policy shall be maintained in force until the completion of the Work.

     3. Each insurance policy shall be written to cover all claims arising out of occurrences taking place within the period of coverage; insurance written to cover only claims made within the policy period is not acceptable without the express advance written consent of Landlord. To the extent the policy is not a Landlord's Protective policy, it shall be endorsed to indicate that it is primary as respects Landlord, not contributory with any other insurance available to the Landlord and not subject to reduction of coverage as to Landlord by reason of any claim asserted against Contractor other than in connection with the Work or by reason of any misstatement, act or omission of any party other than Landlord applying for or insured by such insurance.

     4. Each insurance policy and any certificate furnished in lieu of a policy shall state that it will not be cancelled, reduced or materially changed without twenty (20) days" prior written notice to Landlord. In the event Tenant fails to provide replacement coverage at least fifteen (15) days prior to the expiration of any policy of insurance, Landlord may at its option secure such insurance and Tenant shall reimburse Landlord for the cost thereof as additional rent; but Landlord shall not have any obligation to secure any such insurance.

     5. If and so long as any monies shall be or be about to be owed to any lender upon the security of an interest in the Premises or the Building, at Landlord's request any insurance required hereunder for Landlord's protection shall also protect Landlord's mortgagee and whenever Landlord is to be an additional insured, Landlord's mortgagee shall also be so insured.

     6. Each of the aforesaid insurance coverages shall be placed into effect before any of the Work is commenced and shall be maintained in force at all times while and for at least so long as any of the Work is carried on, including without limitation, any and all activities performed in fulfillment of any obligation of Contractor or any Subcontractor to correct defects in the Work or under any other warranty. Before commencing any of the Work, and as often thereafter as reasonably requested by Landlord, Tenant shall supply Landlord with either the policies themselves or certificates of insurance satisfactory to Landlord, evidencing compliance with all the foregoing requirements.

     7. No insurance policy purporting to insure Landlord or Landlord's lender, as the case may be, shall without the prior written consent of said party be so written as to limit or condition any of the insurer's obligations to said party with respect to any insured loss or liability by any condition or requirement that said party bear, assume or pay any portion of such loss or liability before the insurer's obligation to said party shall come into effect.